Exhibit 107

Calculation of Filing Fee Tables

FORM S-4

(Form Type)

SOUTHPORT ACQUISITION CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)(2)		Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee

Equity	Class A Common Stock, par value $0.0001 per share	457(c), 457(f)(1)	104,494,160	(3)	$12.00	$1,253,929,920.00	(5)	$0.00015310	$191,976.67

Equity	Class B Common Stock, par value $0.0001 per share	457(c), 457(f)(1)	88,325,598	(4)	$12.00	$1,059,907,176.00	(5)	$0.00015310	$162,271.79

	Total Offering Amounts					$2,313,837,096.00			$354,248.46
	Total Fees Previously Paid								$327,039.53
	Total Fee Offsets								-
	Net Fee Due								$27,208.93

(1) All securities being registered represents the estimated number of shares of Class A common stock, par value $0.0001 per share (the “Combined Company Class A Common Stock”) and Class B common stock, par value $0.0001 per share (the “Combined Company Class B Common Stock”) to be issued by Southport Acquisition Corporation, a Delaware corporation (“SAC”), in connection with the proposed business combination pursuant to that certain Agreement and Plan of Merger, dated September 11, 2024, by and among SAC, Sigma Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of SAC and Angel Studios, Inc., a Delaware corporation (“ASI”) (the “Business Combination”). SAC will change its name to “Angel Studios, Inc.” upon consummation of the Business Combination, and as used herein, the “Combined Company” refers to SAC after the consummation of the Business Combination and such change of name.

(2) Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3) The number of shares of Combined Company Class A Common Stock being registered is estimated based on: (a) 4,200,000 shares of SAC Class A common stock held by Southport Acquisition Sponsor LLC (the “Sponsor”), which shares were purchased by the Sponsor in the form of SAC Class B common stock in a private placement prior to SAC’s initial public offering and subsequently converted into SAC Class A common stock; (b) 312,506 shares of SAC Class B common stock held by the Sponsor, which shares were purchased by the Sponsor in a private placement prior to SAC’s initial public offering, each of which will be converted into one share of SAC Class A common stock immediately prior to the effective time of the Business Combination; (c) 1,237,494 shares of SAC Class B common stock held by certain third-party investors in SAC, which shares were purchased by the Sponsor in a private placement prior to SAC’s initial public offering and subsequently transferred to such investors, each of which will be converted into one share of SAC Class A common stock immediately prior to the effective time of the Business Combination; (d) 84,249,316 shares of Combined Company Class A Common Stock that may be issued at the effective time of the Business Combination in respect of issued and outstanding shares of ASI Class A common stock and ASI Class C common stock (other than certain excluded shares); and (e) 14,494,844 shares of Combined Company Class A Common Stock that may be issued following the Business Combination upon the exercise of Combined Company stock options into which ASI stock options outstanding as of immediately prior to the effective time of the Business Combination will be converted in the Business Combination.

(4) The number of shares of Combined Company Class B Common Stock being registered is estimated based on: (a) 70,675,374 shares of Combined Company Class B Common Stock that may be issued at the effective time of the Business Combination in respect of issued and outstanding shares of ASI Class B common stock and ASI Class F common stock (other than certain excluded shares); and (b) 17,650,224 shares of Combined Company Class B Common Stock that may be issued following the Business Combination upon the exercise of Combined Company stock options into which ASI stock options outstanding as of immediately prior to the effective time of the Business Combination will be converted in the Business Combination.

(5) Pursuant to Rules 457(c) and 457(f)(1) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed aggregate maximum offering price is $12.00 (the average of the high and low trading prices of shares of SAC Class A common stock, as reported on the OTC Pink Marketplace on June 12, 2025 (such date being within five business days of the date that this registration statement was filed with the SEC)).